                                  EXHIBIT 25

                                   FORM T-1

                                                                      EXHIBIT 25

 STATEMENT ON FORM T-1 OF U.S. BANK TRUST NATIONAL ASSOCIATION (FORMERLY FIRST
                          TRUST NATIONAL ASSOCIATION)


                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

        Statement of Eligibility Under the Trust Indenture Act of 1939

                 of a Corporation Designated to Act as Trustee

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

                     PURSUANT TO SECTION 305(b)(2)  ______

                     U.S. BANK TRUST NATIONAL ASSOCIATION
                     ------------------------------------

              (Exact name of trustee as specified in its charter)

                                  91-1587893
                                  ----------

                     (I.R.S. Employer Identification No.)


             601 UNION STREET, SUITE 2120, SEATTLE, WA       98101
             -----------------------------------------       -----
             (Address of principal executive offices)      (Zip code)

                 METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                 --------------------------------------------
              (Exact name of obligor as specified in its charter)

                             WASHINGTON                    91-1587893
                             ----------                    ----------
                  (State or other jurisdiction of       (I.R.S. Employer
                   incorporation or organization)       Identification no.)

     601 WEST FIRST AVENUE, SPOKANE, WA  (509) 838-3111      99201
     --------------------------------------------------      -----
     (Address & phone no. of principal executive offices)  (Zip code)

                             INVESTMENT DEBENTURES
                             ---------------------

                      (Title of the indenture securities)

     1. General information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington D.C. 20521.

         (b)  Whether it is authorized to exercise corporate trust powers.

                 Yes.

     2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee, U.S. Bank Trust National Association.

     3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

                            As of December 1, 1998

                 Col. A                               Col. B

             Title of class                     Amount outstanding
             --------------                     ------------------

              Common Stock                         1,000 Shares


     4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of securities outstanding under each such other indenture:

                    None.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                    Not applicable.

     5. Interlocking directories and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         None.


     6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                            As of December 1, 1998

    Col. A                     Col. B                   Col. C                      Col. D

                                                                                 Percentage of
                                                                                    voting
                                                                                  Securities
                                                                                represented by
                                                     Amount owned                amount given
  Name of owner            Title of class            beneficially                 in Col. C
  -------------            --------------            ------------                 ---------

       None.

     7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

                            As of December 1, 1998

     Col. A                    Col. B                   Col. C                         Col. D

                                                                                    Percentage of
                                                                                       voting
                                                                                     Securities
                                                                                   represented by
                                                     Amount owned                   amount given
  Name of owner            Title of class            beneficially                    in Col. C

      None.

     8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                            As of December 1, 1998

          Col. A                         Col. B                         Col. C                         Col. D

                                                                     Amount owned
                                                                     beneficially
                                      Whether the                     or held as                   Percentage of
                                     securities are                   collateral                       class
                                       voting or                     security for                  represented by
                                       nonvoting                    obligations in                  amount given
      Title of class                   securities                      default                       in Col. C
      --------------                   ----------                      -------                       ---------

     None.

     9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                            As of December 1, 1998

          Col. A                         Col. B                         Col. C                         Col. D
                                                                     Amount owned
                                                                     Beneficially
                                                                      or held as
                                                                      collateral                   Percentage of
                                                                     security for                      Class
         Title of                                                   obligations in                 represented by
        Issuer and                       Amount                       default by                    amount given
      title of class                  outstanding                      trustee                       in Col. C
      --------------                  -----------                      -------                       ---------
     None.

     10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                            As of December 1, 1998

          Col. A                         Col. B                         Col. C                         Col. D
                                                                     Amount owned
                                                                     beneficially
                                                                      or held as
                                                                      collateral                   Percentage of
                                                                     security for                      Class
         Title of                                                   obligations in                 represented by
        issuer and                       Amount                       default by                    Amount given
      title of class                  outstanding                      trustee                       in Col. C
      --------------                  -----------                      -------                       ---------
     None.

     11. Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                            As of December 1, 1998

          Col. A                         Col. B                         Col. C                         Col. D
                                                                     Amount owned
                                                                     Beneficially
                                                                      or held as
                                                                      collateral                   Percentage of
                                                                     security for                      class
         Title of                                                   obligations in                 represented by
        issuer and                       Amount                       default by                    amount given
      title of class                  outstanding                      trustee                       in Col. C
      --------------                  -----------                      -------                       ---------
     None.

     12. Indebtedness of the obligor to the trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                            As of December 1, 1998

                     Col. A                                           Col. B                            Col. C
             Nature of indebtedness                             Amount outstanding                     Date due
             ----------------------                             ------------------                     --------
     None.

     13.  Defaults by the obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                    Not applicable.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                    Not applicable.

     14. Affiliations with the underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

     None.

     15. Foreign trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not applicable.

     16. List of exhibits. List below all exhibits filed as part of this statement of eligibility and qualification.

     1. Articles of association of U.S. Bank Trust National Association (attached).

     2. Certificate of authority of U.S. Bank Trust National Association to commence business (attached).

     3. Authorization of the trustee to exercise corporate trust powers (attached).

     4.   Bylaws of U.S. Bank Trust National Association (attached).

     5.   Not applicable.

     6. Consent of U.S. Bank Trust National Association required by Section 321(b) of the Act (attached).

     7. Latest report of condition of U.S. Bank Trust National Association (attached).

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank Trust National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on the 1st day of December, 1998.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION

                                    By  /s/ D. Huhta
                                        ----------------------------------

                                   Exhibit-1

                            ARTICLES OF ASSOCIATION

                     U.S. BANK TRUST NATIONAL ASSOCIATION

     For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

     FIRST. The title of the Association shall be "U.S. Bank Trust National Association."

     SECOND. The main office of this Association shall be in the City of Seattle, County of King, State of Washington. The business of this Association will be limited to that of a national trust bank, and to support activities incidental thereto. This Association will not amend these Articles of Association to expand the scope of or alter its business beyond that stated in the Article Second without the prior approval of the Comptroller of the Currency. Prior to the transfer of any stock of the Association, the Association will seek the prior approval of the appropriate federal depository institution regulatory agency.

     THIRD. The board of directors of the Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of this Association with an aggregate par, fair market, or equity value of not less than $1,000.00 as of either (i) the date of purchase, or (ii) the date the person became a director, whichever is more recent. Any combination of common or preferred stock of this Association or U.S. Bancorp may be used.

     Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number that (1) exceeds by more than two the number of directors last elected by shareholders where the number was fifteen or less, and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Terms of directors, including directors, selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

March 30, 1998

     Despite the expiration of director's term the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of this Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of this Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

     FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, or if that day falls on a legal holiday in the State in which this Association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least ten-days advance notice of the meeting shall be given to the shareholders by first class mail.

     A director may resign at any time by delivering written or oral notice to the board of directors, its chairperson, or to this Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided,
                                                                     ---------
however, that a director may not be removed if the number of votes sufficient to
-------
elect him or her under cumulative voting is voted against his or her removal.

     FIFTH. The authorized amount of capital stock of this Association shall be 10,000 shares of common stock of the par value of one-hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

March 30, 1998

     No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

     Unless otherwise specified in these Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

     Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more that seventy days before the meeting.

     SIXTH. The board of directors shall appoint one of its members president of this Association and one of its members chairperson of the board. The board of directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of this Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

     The board of directors shall have the power to:

     (1) Define the duties of the officers, employees, and agents of this Association.

     (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of this Association.

     (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions, consistent with applicable law.

March 30, 1998

     (4)  Dismiss officers and employees.

     (5) Require bonds from officers and employees and to fix the penalty thereof.

     (6) Ratify written policies authorized by this Association's management or committees of the board.

     (7) Regulate the manner in which any increase or decrease of the capital of this Association shall be made; provided, however, that nothing
                                             --------  -------
          herein shall restrict the power of shareholders to increase or decrease the capital of this Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

     (8)  Manage and administer the business and affairs of this Association.

     (9) Adopt bylaws, not inconsistent with law or these Articles of Association, for managing the business and regulating the affairs of this Association.

     (10) Amend or repeal bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

     (11) Make contracts.

     (12) Generally to perform all acts that are legal for a board of directors to perform.

     SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Seattle without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Comptroller of the Currency.

     EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

     NINTH. The board of directors of this Association, or any three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United

March 30, 1998

States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten, and no more than sixty, days prior to the date of the meeting to each shareholder of record at his/her addresses as shown upon the books of this Association. Unless otherwise provided by these Articles of Association or the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

     TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action that may be taken at a meeting of shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier date as is set forth therein.

     ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

     TWELFTH. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Association, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its
                                                ---- ----------
equivalent, shall not, of itself,

March 30, 1998
create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Association, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified by the Association against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Except as set forth in paragraph (c) of this Article, any indemnification under paragraphs (a) and (b) of this Article (unless ordered by the court), shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (1) by a majority vote of the directors who are

March 30, 1998
not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association.
Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Association may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association shall have the power to indemnify him against such liability under the provisions of this Article.

     (h) For purpose of this Article, references to "the Association" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation

March 30, 1998
as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Association" shall include any service as a director, officer, employee or agent of the Association which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Association" as referred to in this Article.

     (j) The indemnification and advancement of expenses hereby provided shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. This Association's board of directors may propose one or more amendments to these Articles of Association for submission to the shareholders.

March 30, 1998

           Exhibit-2.  Certificate of Authority to Commence Business


                          COMPTROLLER OF THE CURRENCY


TREASURY DEPARTMENT               [Picture]                 OF THE UNITED STATES

                               Washington, D.C.,


     Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that FIRST TRUST WASHINGTON located in SEATTLE State of WASHINGTON has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

     Now, therefore, I hereby certify that the above named association is authorized to commence the business of banking as a National Banking Association under the title "FIRST TRUST NATIONAL ASSOCIATION" effective July 15, 1996


                          In testimony whereof, witness my signature and seal of Office this 15th day of July 1996

                                                /s/ Robert R. Klinzing
                                                ----------------------
                    Charter No. 23133            Robert R. Klinzing
                                        Deputy Comptroller of the Currency
                                        Midwestern District

[Logo]

-------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
-------------------------------------------------------------------------------
Washington, D.C.  20219

                                  CERTIFICATE
                                  -----------

I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. Effective March 30, 1998, the title of "First Trust National Association," Seattle, Washington (Charter No. 23133), was changed to "U.S. Bank Trust National Association," Seattle, Washington, (Charter No. 23133).

                                    IN TESTIMONY WHEREOF, I have hereunto
                                    subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this 16th day of April, 1998.

[SEAL]                              /s/ Julie L. Williams
                                    ----------------------------------
                                    Acting Comptroller of the Currency

[Logo]

-------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
-------------------------------------------------------------
Midwestern District Office
2345 Grand Blvd., Suite 700
Kansas City, Missouri  64108-2625

March 30, 1998

Mr. Kenneth D. Hoffman
Secretary
U.S. Bank Trust National Association
601 Union Street
Seattle, Washington  98191

Dear Mr. Hoffman:

The Office of the Comptroller of the Currency (OCC) has received your letter concerning the title change and the appropriate amendment to the Articles of Association. The OCC has recorded that as of March 30, 1998, the title of First Trust National Association, Seattle, Washington, Charter No. 23133, was changed to "U.S. Bank Trust National Association."

As a result of Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Sincerely,

/s/ Judith A. Bollig
--------------------
Judith A. Bollig
Analysis Specialist

March 26, 1998

Ms. Jill Kennard
Midwestern District Office            VIA COURIER
Comptroller of the Currency
2345 Grand Avenue, Suite 700
Kansas City, Missouri  64108

Re: First Trust National Association

Dear Ms. Kennard:

First Trust National Association, charter number 23133 has changed its corporate title to U.S. Bank Trust National Association, effective March 30, 1998.

A certified copy of the resolutions amending the Articles of Association, effective March 30, 1998, is enclosed. These amendments to the Articles conform to the requirements of 12 USC 21a.

Please contact Elizabeth Becker, counsel at U.S. Bancorp, at (612) 244-0410, if you have any questions.

Sincerely,

/s/ Kenneth D. Hoffman
----------------------
Kenneth D. Hoffman

Secretary

cc: Thomas Smith

                                   Exhibit-3

[Logo]

-------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
-------------------------------------------------------------------------------
Washington, D.C. 20219

                        Certificate of Fiduciary Powers

I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "U.S. Bank Trust National Association," Seattle, Washington (Charter No. 23133), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, and that the authority so granted remains in full force and effect on the date of this Certificate.

                              IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this 16th day of April, 1998.

[SEAL]                        /s/ Julie L. Williams
                              ----------------------------------
                              Acting Comptroller of the Currency

                                   Exhibit-4

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                     BYLAWS

                                   ARTICLE I
                                   ---------

                            Meetings of Shareholders
                            ------------------------

     Section 1.1  Annual Meeting.  The annual meeting of the shareholders, for
                  --------------
the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

     Section 1.2  Special Meetings.  Except as otherwise specifically provided
                  ----------------
by law, special meetings of shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

     Section 1.3  Nominations for Directors.  Nominations for election to the
                  -------------------------
board of directors may be made by the board of directors or by any shareholder.

     Section 1.4  Proxies.  Shareholders may vote at any meeting of the
                  -------
shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

     Section 1.5  Quorum.  A majority of the outstanding capital stock,
                  ------
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II
                                   ----------

                                   Directors
                                   ---------

     Section 2.1  Board of Directors.  The Board of Directors (hereinafter
                  ------------------
referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

     Section 2.2  Powers.  In addition to the foregoing, the board of directors
                  ------
shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

     Section 2.3  Number.  The Board shall consist of a number of members to be
                  ------
fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

     Section 2.4  Organization Meeting.  The newly elected board shall meet for
                  --------------------
the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

     Section 2.5  Regular Meetings.  The regular meetings of the board shall be
                  ----------------
held, without notice, as the Chairman or President may designate and deem suitable.

     Section 2.6  Special Meetings.  Special meetings of the board may be called
                  ----------------
by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

     Section 2.7  Quorum.  A majority of the directors shall constitute a quorum
                  ------
at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

     Section 2.8  Vacancies.  When any vacancy occurs among the directors, the
                  ---------
remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                  ARTICLE III
                                  -----------

                                   Committees
                                   ----------

     Section 3.1  Advisory Board of Directors.  The board may appoint persons,
                  ---------------------------
who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors shall have such powers and duties as may be determined by the board, provided that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

     Section 3.2  Audit Committee.  The board shall appoint an Audit Committee
                  ---------------
which shall consist of at least two Directors of the Association or of an affiliate of the Association. If legally permissible, the board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

     The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

     Section 3.3  Executive Committee.  The board may appoint an Executive
                  -------------------
Committee, which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

     Section 3.4  Other Committees.  The board may appoint, from time to time,
                  ----------------
committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

     Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

     Section 3.5  Meetings, Minutes and Rules.  An advisory board of directors
                  ---------------------------
and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes, or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                   ARTICLE IV
                                   ----------

                             Officers and Employees
                             ----------------------

     Section 4.1  Chairman of the Board.  The board may appoint one of its
                  ---------------------
members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

     Section 4.2  President.  The board may appoint one of its members to be
                  ---------
President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the board.

     Section 4.3  Vice President.  The board may appoint one or more Vice
                  --------------
Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

     Section 4.4  Secretary.  The board shall appoint a Secretary, or other
                  ---------
designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the board.

     Section 4.5  Other Officers.  The board may appoint, and may authorize the
                  --------------
Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Bylaws, the board, the Chairman or the President.

     Section 4.6  Tenure of Office.  The Chairman or the President and all other
                  ----------------
officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

     Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                   ARTICLE V
                                   ---------

                                     Stock
                                     -----

     Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books and records of the Association properly endorsed.

                                   ARTICLE VI
                                   ----------

                                 Corporate Seal
                                 --------------

     Section 6.1. The Association shall have no corporate seal; provided, however, that if the use of a seal is required by, or is otherwise convenient or advisable pursuant to, the laws or regulations of any jurisdiction, the following seal may be used, and the Chairman, the President, the Secretary and any Assistant Secretary shall have authority to affix such seal:

                                  ARTICLE VII
                                  -----------

                            Miscellaneous Provisions
                            ------------------------

     Section 7.1  Execution of Instruments.  All agreements, checks, drafts,
                  ------------------------
orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by an officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

     Section 7.2  Records.  The Articles of Association, the Bylaws, and the
                  -------
proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

     Section 7.3  Trust Files.  There shall be maintained in the Association
                  -----------
files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 7.4  Trust Investments.  Funds held in a fiduciary capacity shall
                  -----------------
be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

     Section 7.5  Notice.  Whenever notice is required by the Articles of
                  ------
Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

                                  ARTICLE VIII

                                Indemnification
                                ---------------

     Section 8.1. The Association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

     Section 8.2. The board in its direction may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                   ARTICLE IX
                                   ----------

                     Bylaws:  Interpretation and Amendment
                     -------------------------------------

     Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

     Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                                   Exhibit-6


                             CONSENT OF THE TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Metropolitan Mortgage and Securities Co., Inc. of Investment Debentures Series III, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.



                                 U.S. BANK TRUST NATIONAL ASSOCIATION


                                 By  Dyan Huhta
                                     ----------

Dated:  December 1, 1998
        ----------------

                             Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                             Federal Deposit Insurance Corporation
                             OMB Number: 3064-0052
                             Office of the Comptroller of the Currency
                             OMB Number: 1557-0081
                             Expires March 31, 2001

Federal Financial Institutions Examination Council
-------------------------------------------------------------------------------
[Logo]                                                                        1
                             Please refer to page i,
                             Table of Contents, for
                             the required disclosure
                             of estimated burden.
-------------------------------------------------------------------------------
Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only and Total Assets of $100 Million or More But Less Than $300--FFIEC 033

 Report at the close of business September 30, 1998       (19980930)
                                                          (RCRI 9999)
 This report is required by law:  12 U.S.C. (S) 324       This report form is to be filed by banks with domestic
 (State member banks); 12 U.S.C. (S) 1817 (State          offices only.  Banks with foreign offices (as defined in
 nonmember banks); and 12 U.S.C. (S) 161 (National        the instructions) must file FFIEC 031.
 banks).
---------------------------------------------------------------------------------------------------------------------
 NOTE:  The Reports of Condition and Income must be       The Reports of Condition and Income are to be prepared in
 signed by an authorized officer and the Report of        accordance with Federal regulatory authority instructions.
 Condition must be attested to by not less than two
 directors (trustees) for State nonmember banks and       We, the undersigned directors (trustees), attest to the
 three directors for State member and National banks.     correctness of the Report of Condition (including the
 I,    /s/ Signed                                         supporting schedules) for this report date and declare
   ---------------------------------------------------    that it has been examined by us and to the best of our
 Name and Title of Officer Authorized to Sign Report      knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal
 of the named bank do hereby declare that the Reports     regulatory authority and is true and correct.
 of Condition and Income (including the supporting        /s/ Signed
 schedules) for this report date have been prepared in    -----------------------------------------------------------
 conformance with the instructions issued by the          Director (Trustee)
 appropriate Federal regulatory authority and are true    /s/ Dyan Huhta
 to the best of my knowledge and belief.                  -----------------------------------------------------------
 /s/  Signed                                              Director (Trustee)
------------------------------------------------------    /s/ Signed
Signature of Officer Authorized to Sign Report            -----------------------------------------------------------
                                                          Director (Trustee)
10/24/98
-------------------------------------------------------
Date of Signature

---------------------------------------------------------------------------------------------------------------------
Submission of Reports
Each bank must prepare its Reports of Condition and
Income either:                                            That party (if other than EDS) must transmit the bank's
                                                          computer data file to EDS.
(a) in electronic form and then file the computer         For electronic filing assistance, contact EDS Call Report
    data file directly with the banking agencies'         Services, 2150 N. Prospect Ave., Milwaukee, WI 53202,
    collection agent, Electronic Data Systems Corporation telephone (800) 255-1571.
    (EDS), by modem or on computer diskette; or           To fulfill the signature and attestation requirement for
(b) in hard-copy (paper) form and arrange for another     the Reports of Condition and Income for this report date,
    party to convert the paper report to electronic form. attach this signature page to the hard-copy record of the completed report that the bank places in its files.
---------------------------------------------------------------------------------------------------------------------
FDIC Certificate Number   |__|__|__|__|__|                Call No. 205    033    9/30/98
                             (RCRI 9050)                  STBK:  53-0836      STCERT: 53-33804
                                                          U.S. Bank Trust National Association
                                                          Two Union Square, 601 Union Street
                                                          Seattle, WA  98101
Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller
of the Currency

                                                               FFIEC 033
                                                               Page i

Consolidated Reports of Condition and Income for                    2
A Bank With Domestic Offices Only and Total
Assets of $100 Million or More But Less Than $300 Million
-------------------------------------------------------------------------------

Table of Contents
Signature Page                                               Cover         Report of Condition

Report of Income                                                           Schedule RC--Balance Sheet........................RC-1, 2


Schedule RI--Income Statement................................RI-1, 2, 3    Schedule RC-A--Cash and Balances Due
                                                                             From Depository Institutions.......................RC-3


Schedule RI-A--Changes in Equity Capital...........................RI-3    Schedule RC-B--Securities.........................RC-4, 5


Schedule RI-B--Charge-offs and Recoveries on                               Schedule RC-C--Loans and Lease Financing Receivables:
  Loans and Leases and Changes in Allowance
  for Credit Losses.............................................RI-4, 5      Part I.  Loans and Leases.......................RC-6, 7


Schedule RI-E--Explanations.....................................RI-5, 6      Part II. Loans to Small Businesses and
                                                                               Small Farms (to be completed for the
                                                                               June report only)...........................RC-7a, 7b


                                                                           Schedule RC-E--Deposit Liabilities................RC-8, 9


                                                                           Schedule RC-F--Other Assets.........................RC-10


                                                                           Schedule RC-G--Other Liabilities....................RC-10


                                                                           Schedule RC-K--Quarterly Averages...................RC-11


Disclosure of Estimated Burden                                             Schedule RC-L--Off-Balance Sheet Items......RC-12, 13, 14

The estimated average burden associated with this information collection   Schedule RC-M--Memoranda........................RC-14, 15
is 34.1 hours per respondent and is estimated to vary from 15 to 400
hours per response, depending on individual circumstances. Burden          Schedule RC-N--Past Due and Nonaccrual Loans,
estimates include the time for reviewing instructions, gathering and         Leases, and Other Assets..........................RC-16
maintaining data in the required form, and completing the information
collection, but exclude the time for compiling and maintaining business    Schedule RC-O--Other Data for Deposit
records in the normal course of a respondent's activities. A Federal         Insurance and FICO Assessments................RC-17, 18
agency may not conduct or sponsor, and an organization (or a person) is
not required to respond to a collection of information, unless it          Schedule RC-R--Regulatory Capital...............RC-19, 20
displays a currently valid OMB control number. Comments concerning the
accuracy of this burden estimate and suggestions for reducing this         Optional Narrative Statement Concerning
burden should be directed to the Office of Information and Regulatory        the Amounts Reported in the Reports of
Affairs, Office of Management and Budget, Washington, D.C. 20503, and        Condition and Income..............................RC-21
to one of the following:
                                                                           Special Report (to be completed by all banks)

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C.  20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C.  20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C.  20429

For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

U.S. Bank Trust National Association        Call Date: 09/30/1998     ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                         Page RI- 1
Seattle WA 98101                            Vendor ID: D              CERT: 33804

Transit Number: 91000020

Consolidated Report of Income                                           3
for the period January 1, 1998 - September 30, 1998

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI - Income Statement

                                                                                                                             I280
                                                                                                      Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------

1.   Interest income:                                                                          RIAD
     a.   Interest and fee income on loans (1):                                                ----
          (1)  Real estate loans                                                               4246              0        1.a.1
          (2)  Installment loans                                                               4247              0        1.a.2
          (3)  Credit cards and related plans                                                  4248              0        1.a.3
          (4)  Commercial (time and demand) and all other loans                                4249              0        1.a.4
      b.  Income from lease financing receivables:
          (1)  Taxable leases                                                                  4505              0        1.b.1
          (2)  Tax-exempt leases                                                               4307              0        1.b.2
      c.  Interest income on balances due from depository institutions (2)                     4115          1,693        1.c
      d.  Interest and dividend income on securities:
          (1)  U.S. Treasury securities and U.S. Government agency obligations                 4027             65        1.d.1
          (2)  Securities issued by states and political subdivisions in the U.S.:
               (a)  Taxable securities                                                         4506              0        1.d.2a
               (b)  Tax-exempt securities                                                      4507              0        1.d.2b
          (3)  Other domestic debt securities                                                  3657              0        1.d.3
          (4)  Foreign debt securities                                                         3658              0        1.d.4
          (5)  Equity securities (including investments in mutual funds)                       3659            146        1.d.5
      e.  Interest income from trading assets                                                  4069              0        1.e
      f.  Interest income on federal funds sold and securities purchased under agreements
          to resell                                                                            4020              0        1.f
      g.  Total interest income (sum of items 1.a through 1.f)                                 4107          1,904        1.g

_______________
(1) See instructions for loan classifications used in this schedule.
(2) Includes interest income on time certificates of deposit not held for trading.

U.S. Bank Trust National Association      Call Date: 09/30/1998     ST-BK: 53-0836     FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                   Page RI-2
Seattle, WA 98101                         Vendor ID: D              CERT: 33804

Transit Number: 91000020

                                                                    4

Schedule RI - Continued

                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
2.  Interest expense:
    a.  Interest on deposits:                                                                     RIAD   Year-to-date
                                                                                                  ----
        (1)  Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized
             transfer accounts)                                                                   4508         0             2.a.1
        (2)  Nontransaction accounts:
             (a)  Money market deposit accounts (MMDAs)                                           4509         0             2.a.2a
             (b)  Other savings deposits                                                          4511         0             2.a.2b
             (c)  Time deposits of $ 100,000 or more                                              A517         0             2.a.2c
             (d)  Time deposits of less than $ 100,000                                            A518         0             2.a.2d
    b.  Expense of federal funds purchased and securities sold under agreements to repurchase     4180         0             2.b
    c.  Interest on demand notes issued to the U.S. Treasury, trading liabilities, and on
        other borrowed money                                                                      4185         0             2.c
    d.  Not applicable.
    e.  Interest on subordinated notes and debentures                                             4200         0             2.e
    f.  Total interest expense (sum of items 2.a through 2.e)                                     4073         0             2.f
3.  Net interest income (item 1.g minus 2.f)                                                      4074               1,904   3.
4.  Provisions:
    a.  Provision for credit losses                                                               4230                   0   4.a
    b.  Provision for allocated transfer risk                                                     4243                   0   4.b
5.  Noninterest income:
    a.  Income from fiduciary activities                                                          4070     5,760             5.a
    b.  Service charges on deposit accounts                                                       4080         0             5.b
    c.  Trading revenue (must equal Schedule RI, sum of Memorandum items 8.a through 8.d)         A220         0             5.c
    d.  Not applicable.
    e.  Not applicable.
    f.  Other noninterest income:
        (1)  Other fee income                                                                     5407       278             5.f.1
        (2)  All other noninterest income *                                                       5408       123             5.f.2
    g.  Total noninterest income (sum of items 5.a through 5.f.(2))                               4079               6,161   5.g
6.  a.  Realized gains (losses) on held-to-maturity securities                                    3521                   0   6.a
    b.  Realized gains (losses) on available-for-sale securities                                  3196                   0   6.b
7.  Noninterest expense:
    a.  Salaries and employee benefits                                                            4135     1,742             7.a
    b.  Expenses of premises and fixed assets (net of rental income) (excluding salaries and
        employee benefits and mortgage interest)                                                  4217       353             7.b
    c.  Other noninterest expense *                                                               4092     3,903             7.c
    d.  Total noninterest expense (sum of items 7.a through 7.c)                                  4093               5,998   7.d
8.  Income (loss) before income taxes and extraordinary items and other adjustments (item 3
    plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)                                         4301               2,067   8.
9.  Applicable income taxes (on item 8)                                                           4302                 725   9.
10. Income (loss before extraordinary items and other adjustments) (item 8 minus 9)               4300               1,342   10.
11. Extraordinary items and other adjustments, net of income taxes *                              4320                   0   11.
12. Net income (loss) (sum of items 10 and 11)                                                    4340               1,342   12.
_______________
* Describe on Schedule RI-E  Explanations.

U.S. Bank Trust National Association      Call Date: 09/30/1998     ST-BK: 53-0836     FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                   Page RI-3
Seattle, WA 98101                         Vendor ID: D              CERT: 33804

Transit Number: 91000020

                                                                    5

Schedule RI - Continued

                                                                            I281

                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
Memoranda                                                                                         RIAD     Year-to-date
                                                                                                  ----
1.  Interest expense incurred to carry tax-exempt securities, loans, and leases acquired
    after August 7, 1986, that is not deductible for federal income tax purposes                  4513                  0   M.1
2.  Income from the sale and servicing of mutual funds and annuities (included in Schedule
    RI, item 8)                                                                                   8431                  0   M.2
3.  Not applicable                                                                                                 Number
4.  Number of full-time equivalent employees at end of current period (round to nearest                            ------
    whole number)                                                                                 4150                 37   M.4
5.  Interest and fee income on tax-exempt obligations (other than securities and leases) of states and political subdivisions in the U.S. (reportable in Schedule RC-C, part I, item
    8) included in Schedule RI, item 1.a above                                                    4504                  0   M.5
6.  To be completed by banks with loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans.
    Interest and fee income on agricultural loans included in item 1.a above                      4251                  0   M.6
7.  If the reporting bank has restated its balance sheet as a result of applying push down                     CCYY MM DD
    accounting this calendar year, report the date of the bank's acquisition (1)                  9106                N/A   M.7
8.  Trading revenue (from cash instruments and off-balance sheet derivative instruments)          RIAD       Year-to-date
    (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c):                   ----
    a.  Interest rate exposures                                                                   8757                  0   M.8.a
    b.  Foreign exchange exposures                                                                8758                  0   M.8.b
    c.  Equity security and index exposures                                                       8759                  0   M.8.c
    d.  Commodity and other exposures                                                             8760                  0   M.8.d
9.  Impact on income of off-balance sheet derivatives held for purposes other than trading:
    a.  Net increase (decrease) to interest income                                                8761                  0   M.9.a
    b.  Net (increase) decrease to interest expense                                               8762                  0   M.9.b
    c.  Other (noninterest) allocations                                                           8763                  0   M.9.c
10. Not applicable.
11. Does the reporting bank have a Subchapter S election in effect for federal income tax          YES                 NO
    purposes for the current tax year?                                                            A530                 NO   M.11
12. Deferred portion of total applicable income taxes included in Schedule RI, items 9 and
    11 (to be reported with the December Report of Income)                                        4772                N/A   M.12

_______________
(1) For example, a bank acquired on June 1, 1997 would report 19970601

Schedule RI-A - Changes in Equity Capital
Indicate decreases and losses in parentheses.
                                                                            I283

                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
                                                                                                 RIAD
1.  Total equity capital originally reported in the December 31, 1997, Reports of                ----     108,565      1.
    Condition and Income                                                                         3215
2.  Equity capital adjustments from amended Reports of Income, net*                              3216           0      2.
3.  Amended balance end of previous calendar year (sum of items 1 and 2)                         3217     108,565      3.
4.  Net income (loss) (must equal Schedule RI, item 12)                                          4340       1,342      4.
5.  Sale, conversion, acquisition, or retirement of capital stock, net                           4346           0      5.
6.  Changes incident to business combinations, net                                               4356           0      6.
7.  LESS: Cash dividends declared on preferred stock                                             4470           0      7.
8.  LESS: Cash dividends declared on common stock                                                4460           0      8.
9.  Cumulative effect of changes in accounting principles from prior years * (see
    instructions for this schedule)                                                              4411           0      9.
10. Corrections of material accounting errors from prior years * (see instructions for
    this schedule)                                                                               4412           0     10.
11. Change in net unrealized holding gains (losses) on available-for-sale securities             8433           7     11.
12. Other transactions with parent holding company * (not included in item 5, 7, or 8
    above)                                                                                       4415           0     12.
13. Total equity capital end of current period (sum of items 3 through 12) (must equal
    Schedule RC, item 28)                                                                        3210     109,914     13.

_______________
Describe on Schedule RI-E - Explanations.

U.S. Bank Trust National Association      Call Date: 09/30/1998     ST-BK: 53-0836     FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                   Page RI-4
Seattle, WA 98101                         Vendor ID: D              CERT: 33804

Transit Number: 91000020

                                                                    6

Schedule RI-B - Charge-offs and Recoveries on Loan and Leases and Changes in Allowance for Credit Losses

Part I.  Charge-offs and Recoveries on Loans and Leases (1)

                                                                            I286

                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
                                                                -----------Calendar year-to-date-------------
Part I excludes charge-offs and recoveries through the              (Column A)                  (Column B)
 allocated transfer risk reserve.                                  Charge-offs                  Recoveries
                                                                ----------------------       ----------------
                                                                RIAD                         RIAD
                                                                ----                         ----
1. Real estate loans                                            4256       0                 4257     0         1.
2. Installment loans                                            4258       0                 4259     0         2.
3. Credit cards and related plans                               4262       0                 4263     0         3.
4. Commercial (time and demand) and all other loans             4264       0                 4265     0         4.
5. Lease financing receivables                                  4266       0                 4267     0         5.
6. Total (sum of items 1 through 5)                             4635       0                 4605     0         6.

Memoranda                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------
                                                                        RIAD       RIAD
1.  Loans to foreign governments and official institutions included     ----   0   ----   0   M.1
    in part I, items I through 4 above                                  4643       4627
2.  To be completed by banks with loans to finance agricultural
    production and other loans to farmers (Schedule RC-C, part I, item  RIAD       RIAD
    3) exceeding five percent of total Loans.                           ----   0   ----   0   M.2
    Agricultural loans included in part I, items 1 through 4, above     4268       4269
3.  Not applicable.
4.  Loans to finance commercial real estate, construction, and land     RIAD       RIAD
    development activities (not secured by real estate) included in     ----   0   ----   0   M.4
    Schedule RI-B, part I, items 2 through 4, above                     5443       5444
5.  Real estate loans (sum of Memorandum items 5.a through 5.e must equal Schedule RI-B, part I, item 1, above):
    a.  Construction and land development                               5445   0   5446   0   M.5.a
    b.  Secured by farmland                                             5447   0   5448   0   M.5.b
    c.  Secured by 1-4 family residential properties:
        (1)  Revolving, open-end Loans secured by 1-4 family
             residential properties and extended under lines of credit  5449   0   5450   0   M.5.c1
        (2)  All other loans secured by 1-4 family residential
             properties                                                 5451   0   5452   0   M.5.c2
    d.  Secured by multifamily (5 or more) residential properties       5453   0   5454   0   M.5.d
    e.  Secured by nonfarm nonresidential properties                    5455   0   5456   0   M.5.e
_______________

(1) See instructions for loan classifications used in this schedule.

U.S. Bank Trust National Association      Call Date: 09/30/1998     ST-BK: 53-0836     FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                   Page RI-5
Seattle, WA 98101                         Vendor ID: D              CERT: 33804

Transit Number: 91000020

                                                                    7

Schedule RI-B - Continued

Part II.  Changes in Allowance for Credit Losses

                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
                                                                                                      RIAD
                                                                                                      ----
1.  Balance originally reported in the December 31, 1997, Reports of Condition and Income             3124   0   1.
2.  Recoveries (must equal or exceed part I, item 6, column B above)                                  2419   0   2.
3.  LESS: Charge-offs (must equal or exceed part *, item 6, column A above)                           2432   0   3.
4.  Provision for credit losses (must equal Schedule RI, item 4.a)                                    4230   0   4.
5.  Adjustments * (see instructions for this schedule)                                                4815   0   5.
6.  Balance end of current period (sum of items 1 through 5) (must equal or exceed Schedule RC,
    item 4.b)                                                                                         A512   0   6.

_______________
* Describe on Schedule RI-E - Explanations.


Schedule RI-E - Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule R1. (See instructions for details.)

                                                                            I295

                                                                                Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------
1.  All other noninterest income (from Schedule RI, item 5.f.(2)) Report
    amounts that exceed 10% of Schedule RI, item 5.f.(2):                           RIAD     Year-to-Date
                                                                                    ----
    a.  Net gains (losses) on other real estate owned                               5415          N/A            1.a
    b.  Net gains (tosses) on sales of loans                                        5416          N/A            1.b
    c.  Net gains (losses) on sales of premises and fixed assets                    5417          N/A            1.c
    Itemize and describe the three largest other amounts that exceed 10% of
    Schedule RI, item 5.f.(2):
        TEXT                                                                        RIAD
        ----                                                                        ----
    d.  4461: SERVICE FEE                                                           4461          123            1.d
    e.  4462:                                                                       4462          N/A            1.e
    f.  4463:                                                                       4463          N/A            1.f
2.  Other noninterest expense (from Schedule RI, item 7.c):
    a.  Amortization expense of intangible assets                                   4531         1,373           2.a
    Report amounts that exceed 10% of Schedule RI, item 7.c:
    b.  Net (gains) losses on other real estate owned                               5418          N/A            2.b
    c.  Net (gains) losses on sales of loans                                        5419          N/A            2.c
    d.  Net (gains) losses on sales of premises and fixed assets                    5420          N/A            2.d
    Itemize and describe the three largest other amounts that exceed 10% of
    Schedule RI, item 7.c:
        TEXT                                                                        RIAD
        ----                                                                        ----
    e.  4464: CTS EXP  TRUST OPERATIONS INTERCOMPANY                                4464         2,176           2.e
    f.  4467:                                                                       4467          N/A            2.f
    g.  4468:                                                                       4468          N/A            2.g

U.S. Bank Trust National Association      Call Date: 09/30/1998     ST-BK: 53-0836     FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                   Page RI-6
Seattle, WA 98101                         Vendor ID: D              CERT: 33804

Transit Number: 91000020

                                                                    8

Schedule RI-E - Continued

                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
3.  Extraordinary items and other adjustments and applicable income tax effect (from
    Schedule RI, item 11.) (itemize and describe all extraordinary items and other adjustments):
       TEXT                                RIAD                                             RIAD   Year-to-Date
---------------------------------------------------------------------------------------     ----
    a.  (1)  4469:                                                                          4469   0               3.a.1
        (2)  Applicable income tax effect  4486  0                                                                 3.a.2
    b.  (1)  4487:                                                                          4487   0               3.b.1
        (2)  Applicable income tax effect  4488  0                                                                 3.b.2
    c.  (1)  4489:                                                                          4489   0               3.c.1
        (2)  Applicable income tax effect  4491  0                                                                 3.c.2
4.  Equity capital adjustments from amended Reports of income (from Schedule RI-A, item 2) (itemize and describe all adjustments):
        TEXT                                                                                RIAD
        ----                                                                                ----
    a.  4492:                                                                               4492   N/A             4.a
    b.  4493:                                                                               4493   N/A             4.b
5.  Cumulative effect of changes in accounting principles from prior years (from
    Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):
        TEXT                                                                                RIAD
        ----                                                                                ----
    a.  4494:                                                                               4494   N/A            5.a
    b.  4495:                                                                               4495   N/A            5.b
6.  Corrections of material accounting errors from prior years (from Schedule RI-A, item 10) (itemize and describe all corrections):
        TEXT                                                                                RIAD
        ----                                                                                ----
    a.  4496:                                                                               4496   N/A            6.a
    b.  4497:                                                                               4497   N/A            6.b
7.  Other transactions with parent holding company (from Schedule RI-A, item 12)
    (itemize and describe all such transactions):
        TEXT                                                                                RIAD
        ----                                                                                ----
    a.  4498:                                                                               4498   N/A            7.a
    b.  4499:                                                                               4499   N/A            7.b
8.  Adjustments to allowance for credit losses (from Schedule RI-B, part II, item 5)
    (itemize and describe all adjustments):
        TEXT                                                                                RIAD
        ----                                                                                ----
    a.  4521:                                                                               4521   N/A            8.a
    b.  4522:                                                                               4522   N/A            8.b

                                                                                                                    I298 I299
9.  Other explanations (the space below is provided for bank to briefly describe, at its option, any other significant items affecting the Report of Income):
    No comment: X (RIAD 4769)

    Other explanations (please type or print clearly):
    (TEXT 4769)

U.S. Bank Trust National Association        Call Date: 09/30/1998     ST-BK: 53-0836       FFEIC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-1
Seattle, WA 98101                           Vendor ID: D              CERT: 33804
Transit Number: 91000020

                                                                      9
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                            C200

                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):        RCON
                                                                                     ----
     a.  Noninterest-bearing balances and currency and coin (1)                      0081    10,139   1.a
     b.  Interest-bearing balances (2)                                               0071    77,840   1.b
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)                  1754         0   2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)                1773     4,785   2.b
3.   Federal funds sold and securities purchased under agreements to resell          1350         0   3.
4.   Loans and lease financing receivables:                RCON
     a.  Loans and leases, net of unearned income          ----
         (from Schedule RC-C)                              2122     0                                 4.a
     b.  LESS: Allowance for loan and lease losses         3123     0                                 4.b
     c.  LESS: Allocated transfer risk reserve             3128     0                                 4.c
     d.  Loans and Leases, net of unearned income, allowance, and reserve
         (item 4.a minus 4.b and 4.c)                                                2125         0   4.d
5.   Trading assets                                                                  3545         0   5.
6.   Premises and fixed assets (including capitalized leases)                        2145       162   6.
7.   Other real estate owned (from Schedule RC-M)                                    2150         0   7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                            2130         0   8.
9.   Customers' liability to this bank on acceptances outstanding                    2155         0   9.
10.  Intangible assets (from Schedule RC-M)                                          2143    18,446   10.
11.  Other assets (from Schedule RC-F)                                               2160     3,108   11.
12.  Total assets (sum of items 1 through 11)                                        2170   114,480   12.

_______________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. Bank Trust National Association        Call Date: 09/30/1998     ST-BK: 53-0836       FFEIC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-2
Seattle, WA 98101                           Vendor ID: D              CERT: 33804
Transit Number: 91000020

                                                                      10
Schedule RC - Continued

                                                                                    Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E)     RCON
                                                      RCON                             ----
                                                      ----                             2200         0    13.a
         (1)  Noninterest-bearing (1)                 6631       0                                       13.a.1
         (2)  Interest-bearing                        6636       0                                       13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1)  Noninterest-bearing
         (2)  Interest-bearing
14.  Federal funds purchased and securities sold under agreements to repurchase        2800         0    14.
15.  a.  Demand notes issued to the U.S. Treasury                                      2840         0    15.a
     b.  Trading liabilities                                                           3548         0    15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less                                 2332         0    16.a
     b.  With a remaining maturity of more than one year through three years           A547         0    16.b
     c.  With a remaining maturity of more than three years                            A548         0    16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                          2920         0    18.
19.  Subordinated notes and debentures (2)                                             3200         0    19.
20.  Other liabilities (from Schedule RC-G)                                            2930     4,566    20.
21.  Total liabilities (sum of items 13 through 20)                                    2948     4,566    21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                     3838         0    23.
24.  Common stock                                                                      3230       100    24.
25.  Surplus (exclude all surplus related to preferred stock)                          3839   109,468    25.
26.  a.  Undivided profits and capital reserves                                        3632       337    26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities        8434         9    26.b
27.  Cumulative foreign currency translation adjustments
28.  Total equity capital (sum of items 23 through 27)                                 3210   109,914    28.
29.  Total liabilities and equity capital (sum of items 21 and 28)                     3300   114,480    29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date during 1997                  6724       N/A    M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

_______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

U.S. Bank Trust National Association        Call Date: 09/30/1998     ST-BK: 53-0836       FFEIC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-3
Seattle, WA 98101                           Vendor ID: D              CERT: 33804
Transit Number: 91000020

                                                                      11
Schedule RC-A - Cash and Balances Due From Depository Institutions

Exclude assets held for trading.
                                                                            C205

                                                                                   Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------
                                                                                           RCON
1.  Cash items in process of collection, unposted debits, and currency and coin:           ----
    a.  Cash items in process of collection and unposted debits                            0020        0   1.a
    b.  Currency and coin                                                                  0080        0   1.b
2.  Balances due from depository institutions in the U.S.:
    a.  U.S. branches and agencies of foreign banks                                        0083        0   2.a
    b.  Other commercial banks in the U.S. and other depository institutions in the U.S.   0085   87,979   2.b
3.  Balances due from banks in foreign countries and foreign central banks:
    a.  Foreign branches of other U.S. banks                                               0073        0   3.a
    b.  Other banks in foreign countries and foreign central banks                         0074        0   3.b
4.  Balances due from Federal Reserve Banks                                                0090        0   4.
5.  Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)    0010   87,979   5.

Memorandum

                                                                                   Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------
                                                                                           RCON
1.  Noninterest-bearing balances due from commercial banks in the U.S. (included in        ----
    items 2.a and 2.b above)                                                               0050   10,139   M.1

U.S. Bank Trust National Association        Call Date: 09/30/1998     ST-BK: 53-0836       FFEIC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-4
Seattle, WA 98101                           Vendor ID: D              CERT: 33804
Transit Number: 91000020

                                                                      12
Schedule RC-B - Securities

Exclude assets held for trading.
                                                                            C210

                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                            Held-to-maturity                Available-for-sale
                                                       (Column A)       (Column B)       (Column C)       (Column D)
                                                     Amortized Cost     Fair Value     Amortized Cost   Fair Value (1)
                                                     --------------   --------------   --------------   --------------
                                                     RCON             RCON             RCON             RCON
                                                     ----             ----             ----             ----
1.  U.S. Treasury securities                         0211      0      0213      0      1286     1,501   1287     1,515   1.
2.  U.S. Government agency obligations
    (exclude mortgage-backed securities):
    a.  Issued by U.S. Government agencies (2)       1289      0      1290      0      1291         0   1293         0   2.a
    b.  Issued by U.S. Government-sponsored
        agencies (3)                                 1294      0      1295      0      1297         0   1298         0   2.b
3.  Securities issued by states and political
    subdivisions in the U.S.:
    a.  General obligations                          1676      0      1677      0      1678         0   1679         0   3.a
    b.  Revenue obligations                          1681      0      1686      0      1690         0   1691         0   3.b
    c.  Industrial development and similar
        obligations                                  1694      0      1695      0      1696         0   1697         0   3.c
4.  Mortgage-backed securities (MBS):
    a.  Pass-through securities:
        (1)  Guaranteed by GNMA                      1698      0      1699      0      1701         0   1702         0   4a1
        (2)  Issued by FNMA and FHLMC                1703      0      1705      0      1706         0   1707         0   4a2
        (3)  Other pass-through securities           1709      0      1710      0      1711         0   1713         0   4a3
    b.  Other mortgage-backed securities
        (include CMOs, REMICs, and stripped MBS):
        (1)  Issued or guaranteed by FNMA, FHLMC,
             or GNMA                                 1714      0      1715      0      1716         0   1717         0   4b1
        (2)  Collateralized by MBS issued or
             guaranteed by FNMA, FHLMC, or GNMA      1718      0      1719      0      1731         0   1732         0   4b2
        (3)  All other mortgage-backed securities    1733      0      1734      0      1735         0   1736         0   4b3
5.  Other debt securities:
    a.  Other domestic debt securities               1737      0      1738      0      1739         0   1741         0   5.a
    b.  Foreign debt securities                      1742      0      1743      0      1744         0   1746         0   5.b
6.  Equity securities:
    a.  Investments in mutual funds and other
        equity securities with readily
        determinable fair values                                                       A510         0   A511         0   6.a
    b.  All other equity securities (1)                                                1752     3,270   1753     3,270   6.b
7.  Total (sum of items 1 through 6)
    (total of column A must equal Schedule RC,
    item 2.a) (total of column D must equal
    Schedule RC, item 2.b)                           1754      0      1771      0      1772     4,771   1773     4,785   7.

__________
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.
(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

U.S. Bank Trust National Association        Call Date: 09/30/1998     ST-BK: 53-0836       FFEIC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-5
Seattle, WA 98101                           Vendor ID: D              CERT: 33804
Transit Number: 91000020

                                                                      13
Schedule RC-B - Continued
                                                                            C212
Memoranda

                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
                                                                                            RCON
                                                                                            ----
1.  Pledged securities (1)                                                                  0416    1,111   M.1
2.  Maturity and repricing data for debt securities (1, 2) (excluding those in nonaccrual status):
    a.  Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and
        mortgage pass-through securities other than those backed by closed-end first lien
        1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3, 4)
        (1)  Three months or less                                                           A549        0   M.2.a.1
        (2)  Over three months through 12 months                                            A550    1,515   M.2.a.2
        (3)  Over one year through three years                                              A551        0   M.2.a.3
        (4)  Over three years through five years                                            A552        0   M.2.a.4
        (5)  Over five years through 15 years                                               A553        0   M.2.a.5
        (6)  Over 15 years                                                                  A554        0   M.2.a.6
    b.  Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3, 5)
        (1)  Three months or less                                                           A555        0   M.2.b.1
        (2)  Over three months through 12 months                                            A556        0   M.2.b.2
        (3)  Over one year through three years                                              A557        0   M.2.b.3
        (4)  Over three years through five years                                            A558        0   M.2.b.4
        (5)  Over five years through 15 years                                               A559        0   M.2.b.5
        (6)  Over 15 years                                                                  A560        0   M.2.b.6
    c.  Other mortgage backed securities (include CMOs, REMICs and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
        (1)  Three years or less                                                            A561        0   M.2.c.1
        (2)  Over three years                                                               A562        0   M.2.c.2
    d.  Fixed rate AND floating rate debt securities with a REMAINING MATURITY of one
        year or less (included in Memorandum items 2.a through 2.c above)                   A248    1,515   M.2.d
3-6.    Not applicable.
7.  Amortized cost of held-to-maturity securities sold or transferred to available-for-
    sale or trading securities during the calendar year-to-date (report the amortized
    cost at date of sale or transfer)                                                       1778        0   M.7
8.  High-risk mortgage securities (included in the held-to-maturity and available-for-
    sale accounts in Schedule RC-B, item 4.b):
    a.  Amortized cost                                                                      8780        0   M.8.a
    b.  Fair value                                                                          8781        0   M.8.b
9.  Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
    a.  Amortized cost                                                                      8782        0   M.9.a
    b.  Fair value                                                                          8783        0   M.9.b

__________
(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.
(4) Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 6, column C, must equal Schedule RC-B, sum of items 1, 2, 3 and 5, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 6, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 6, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

U.S. Bank Trust National Association      Call Date: 09/30/1998      ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                      Page RC-6
Seattle, WA 98101                         Vendor ID: D               CERT: 33804

Transit Number: 91000020

                                                                     14
Schedule RC-C - Loans and Lease Financing Receivables

Part I.  Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.
                                                                            C215

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           RCON
1.  Loans secured by real estate:                                                                          ----
    a.  Construction and land development                                                                  1415            0   1.a
    b.  Secured by farmland (including farm residential and other improvements)                            1420            0   1.b
    c.  Secured by 1-4 family residential properties:
        (1)  Revolving, open-end loans secured by 1-4 family residential properties and extended under
             lines of credit                                                                               1797            0   1.c1
        (2)  All other loans secured by 1-4 family residential properties:
             (a)  Secured by first liens                                                                   5367            0   1.c2a
             (b)  Secured by junior liens                                                                  5368            0   1.c2b
    d.  Secured by multifamily (5 or more) residential properties                                          1460            0   1.d
    e.  Secured by nonfarm nonresidential properties                                                       1480            0   1.e
2.  Loans to depository institutions:
    a.  To commercial banks in the U.S.:
        (1)  To U.S. branches and agencies of foreign banks                                                1506            0   2.a2
        (2)  To other commercial banks in the U.S.                                                         1507            0   2.a2
    b.  To other depository institutions in the U.S.                                                       1517            0   2.b
    c.  To banks in foreign countries:
        (1)  To foreign branches of other U.S. banks                                                       1513            0   2.c1
        (2)  To other banks in foreign countries                                                           1516            0   2.c2
3.  Loans to finance agricultural production and other loans to farmers                                    1590            0   3.
4.  Commercial  and industrial loans:
    a.  To U.S. addressees (domicile)                                                                      1763            0   4.a
    b.  To non-U.S. addressees (domicile)                                                                  1764            0   4.b
5.  Acceptances of other banks                                                                             1755            0   5.
6.  Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans)
    (includes purchased paper):
    a.  Credit cards and related plans (includes check credit and other revolving credit plans)            2008            0   6.a
    b.  Other (includes single payment, installment, and all student loans)                                2011            0   6.b
7.  Loans to foreign governments and official institutions (including foreign central banks)               2081            0   7.
8.  Obligations (other than securities and leases) of states and political subdivisions in the U.S.        2107            0   8.
9.  Other Loans:
    a.  Loans for purchasing or carrying securities (secured and unsecured)                                1545            0   9.a
    b.  All other loans (exclude consumer loans)                                                           1564            0   9.b
10. Lease financing receivables (net of unearned income)                                                   2165            0   10.
11. LESS:  Any unearned income on loans reflected in items 1-9 above                                       2123            0   11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (must
    equal Schedule RC, item 4.a)                                                                           2122            0   12.

U.S. Bank Trust National Association      Call Date: 09/30/1998      ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                      Page RC-7
Seattle, WA 98101                         Vendor ID: D               CERT: 33804

Transit Number: 91000020

                                                                     15
Schedule RC-C - Continued

Part I.  Continued

Memoranda

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             RCON
                                                                                                             ----
1.  Not applicable
2.  Loans (1) and leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, above, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1):
    a.  Real estate loans                                                                                    1617      0    M.2.a
    b.  All other loans and all lease financing receivables (exclude loans to individuals for household,
        family, and other personal expenditures)                                                             8691      0    M.2.b
3.  Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
    a.  Closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule
        RC-C, Part I, item 1.c.2a) with a remaining maturity or repricing frequency of:  (2, 3)
        (1)  Three months or less                                                                            A564      0    M.3.a1
        (2)  Over three months through 12 months                                                             A565      0    M.3.a2
        (3)  Over one year through three years                                                               A566      0    M.3.a3
        (4)  Over three years through five years                                                             A567      0    M.3.a4
        (5)  Over five years through 15 years                                                                A568      0    M.3.a5
        (6)  Over 15 years                                                                                   A569      0    M.3.a6
    b.  All loans and leases (reported in Schedule RC-C, Part I, items 1 through 10) excluding closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C,
        Part I, item 1.c.2a) with a remaining maturity or repricing frequency of (2, 4)
        (1)  Three months or less                                                                            A570      0    M.3.b1
        (2)  Over three months through 12 months                                                             A571      0    M.3.b2
        (3)  Over one year through three years                                                               A572      0    M.3.b3
        (4)  Over three years through five years                                                             A573      0    M.3.b4
        (5)  Over five years through 15 years                                                                A574      0    M.3.b5
        (6)  Over 15 years                                                                                   A575      0    M.3.b6
    c.  Fixed rate AND floating rate loans and leases (reported in Schedule RC-C, Part I, items 1 through
        10) with a REMAINING MATURITY of one year or less                                                    A247      0    M.3.c
    d.  Fixed rate AND floating rate loans secured by nonfarm nonresidential properties (reported in
        Schedule RC-C, Part I, item 1.e) with a REMAINING MATURITY of over five years                        A577      0    M.3.d
    e.  Fixed rate AND floating rate commercial and industrial loans (reported in Schedule RC-C, Part I,
        item 4) with a REMAINING MATURITY of over three years                                                A578      0    M.3.e
4.  Loans to finance commercial real estate, construction, and land development activities (not secured by
    real estate) included in Schedule RC-C, part I, items 4 and 9.b, page RC-6 (5)                           2746      0    M.4
5.  Loans and leases held for sale (included in Schedule RC-C, part I, page RC-6)                            5369      0    M.5
6.  Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in
    domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), page RC-6)                         5370      0    M.6

___________________
(1)  See instructions for loan classifications used in Memorandum item 2.
(2) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.
(3) Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 4.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a).
(4) Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 5, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 4.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, minus total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a).
(5)  Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

U.S. Bank Trust National Association      Call Date: 09/30/1998      ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                      Page RC-8
Seattle, WA 98101                         Vendor ID: D               CERT: 33804

Transit Number: 91000020

                                                                     16
Schedule RC-E - Deposit Liabilities

                                                                            C225

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------

                                                                 ---Transaction Accounts ---          --- Nontransaction Accounts---


                                                              (Column A)           (Column B)                    (Column C)
                                                              Total trans-         Memo:  Total             Total nontransaction
                                                              action accounts      demand deposits           accounts (including
                                                              (including total     (included in                    MMDAs)
                                                              demand deposits)     (column A)
------------------------------------------------------------------------------------------------------------------------------------
Deposits of:                                                  RCON                RCON                    RCON
                                                              ----                ----                    ----
1.  Individuals, partnerships and corporations                2201     0           2240       0           2346       0         1.
2.  U.S. Government                                           2202     0           2280       0           2520       0         2.
3.  States and political subdivisions in the U.S.             2203     0           2290       0           2530       0         3.
4.  Commercial banks in the U.S.                              2206     0           2310       0           2550       0         4.
5.  Other depository institutions in the U.S.                 2207     0           2312       0           2349       0         5.
6.  Banks in foreign countries                                2213     0           2320       0           2236       0         6.
7.  Foreign governments and official institutions
    (including foreign central banks)                         2216     0           2300       0           2377       0         7.
8.  Certified and official checks                             2330     0           2330       0                                8.
9.  Total (sum of items 1 through 8) (sum of columns A and
    C must equal Schedule RC, item 13.a)                      2215     0           2210       0           2385       0         9.

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
Memoranda                                                                                                        RCON
1.  Selected components of total deposits (i.e., sum of item 9, columns A and C):                                ----
    a.  Total individual Retirement Accounts (IRAs) and Keogh Plan accounts                                      6835     0   M.1.a
    b.  Total brokered deposits                                                                                  2365     0   M.1.b
    c.  Fully insured brokered deposits (included in memorandum item 1.b above):
        (1)  Issued in denominations of less than $100,000                                                       2343     0   M.1.c1
        (2)  Issued either in denominations of $100,000 or in denominations greater than $100,000 and
             participated out by the broker in shares of $100,000 or less                                        2344     0   M.1.c2
    d.  Maturity data for brokered deposits:
        (1)  Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one
             year or less (included in Memorandum item 1.c.(1) above)                                            A243     0   M.1.d1
        (2)  Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one
             year or less (included in Memorandum item 1.b above)                                                A244     0   M.1.d2
    e.  Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for
        December report only)                                                                                    5590   N/A   M.1.e
2.  Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 9, column C, above):
    a.  Savings deposits:
        (1)  Money market deposit accounts (MMDAs)                                                               6810     0   M.2.a1
        (2)  Other savings deposits (excludes MMDAs)                                                             0352     0   M.2.a2
    b.  Total time deposits of less than $100,000                                                                6648     0   M.2.b
    c.  Total time deposits of $100,000 or more                                                                  2604     0   M.2.c
3.  All NOW accounts (included in column A above)                                                                2398     0   M.3
4.  Not applicable

U.S. Bank Trust National Association      Call Date: 09/30/1998      ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                      Page RC-9
Seattle, WA 98101                         Vendor ID: D               CERT: 33804

Transit Number: 91000020

                                                                     17

Schedule RC-E - Continued

Memoranda (Continued)

                                                                                         Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
5.  Maturity and repricing data for deposits of less than $100,000:
    a.  Time deposits of less than $100,000 with a remaining maturity or repricing        RCON
        frequency of:  (1, 2)                                                             ----
        (1)  Three months or less                                                         A579   0   M.5.a1
        (2)  Over three months through 12 months                                          A580   0   M5.a2
        (3)  Over one year through three years                                            A581   0   M.5.a3
        (4)  Over three years                                                             A582   0   M.5.a4
    b.  Fixed rate AND floating rate time deposits of less than $100,000 with a
        REMAINING MATURITY of one year or less (included in Memorandum items 5.a.(1)
        through 5.a.(4) above)                                                            A241   0   M.5.b
6.  Maturity and repricing data for time deposits of $100,000 or more:
    a.  Time deposits of $100,000 or more with a remaining maturity or repricing frequency of :  (1, 3)
        (1)  Three months or less                                                         A584   0   M.6.a1
        (2)  Over three months through 12 months                                          A585   0   M6.a2
        (3)  Over one year through three years                                            A586   0   M.6.a3
        (4)  Over three years                                                             A587   0   M.6.a4
    b.  Fixed rate AND floating rate time deposits of less than $100,000 or more with a
        REMAINING MATURITY of one year or less (included in Memorandum items 6.a.(1)
        through 6.a.(4) above)                                                            A242   0   M.6.b

____________________________
(1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency.
(2) Sum of Memorandum items 5.a.(1) through 5.a.(4) must equal Schedule RC-E Memorandum item 2.b above.
(3) Sum of Memorandum items 6.a.(1) through 6.a.(4) must equal Schedule RC-E Memorandum item 2.c above.

U.S. Bank Trust National Association      Call Date: 09/30/1998      ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                      Page RC-10
Seattle, WA 98101                         Vendor ID: D               CERT: 33804

Transit Number: 91000020

                                                                     18
Schedule RC-F - Other Assets                                                C230

                                                                       Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------
                                                                                RCON
                                                                                ----
1.  Income earned, not collected on loans                                       2164       0    1.
2.  Net deferred tax assets (1)                                                 2148   1,257    2.
3.  Interest only strips receivable (not in the form of a security) (2) on:
    a.  Mortgage loans                                                          A519       0   3.a
    b.  Other financial assets                                                  A520       0   3.b
4.  Other (itemize and describe amounts that exceed 25% of this item)           2168   1,851   4.
        TEXT                                           RCON
        ----                                           ----
    a.  3549:   ACCRUED TRUST FEE RECEIVABLE           3549    595                             4.a
    b.  3550:   ACCOUNTS RECEIVABLE                    3550    754                             4.b
    c.  3551:                                          3551    N/A                             4.c
5.  Total (sum of items 1 through 4) (must equal Schedule RC, item 11)          2160   3,108   5.

Memorandum
                                                                       Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------
1.  Deferred tax assets disallowed for regulatory capital purposes              5610     434   M.1

Schedule RC-G - Other Liabilities                                           C235

                                                                       Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------
                                                                                 RCON
                                                                                 ----
1.  a.  Interest accrued and unpaid on deposits (3)                              3645      0   1.a
    b.  Other expenses accrued and unpaid (include income taxes payable)         3646  2,745   1.b
2.  Net deferred tax liabilities (1)                                             3049      0   2.
3.  Minority interest in consolidated subsidiaries                               3000      0   3.
4.  Other (itemize and describe amounts that exceed 25% of this item)            2938  1,821   4.
        TEXT                                           RCON
        --------                                       ----
    a.  3552:   DEFERRED TRUST FEE INCOME              3552    1,752                           4.a
    b.  3553:                                          3553     N/A                            4.b
    c.  3554:                                          3554     N/A                            4.c
5.  Total (sum of items 1 through 4) (must equal Schedule RC, item 20)           2930  4,566   5.

_________________________
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) Report interest only strips receivables in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as a trading assets in Schedule RC, item 5 as appropriate.
(3)  For savings banks, includes "dividends" accrued and unpaid on deposits.

U.S. Bank Trust National Association         Call Date: 09/30/1998    ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-11
Seattle, WA 98101                            Vendor ID: D             CERT: 33804
Transit Number: 91000020

                                                                      19

Schedule RC-K - Quarterly Averages (1)                                      C255

                                                                                  Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
ASSETS                                                                              RCON
                                                                                    ----
1.   Interest-bearing balances due from depository institutions                     3381     77,102     1.
2.   U.S. Treasury securities and U.S. Government agency obligations (3)            3382      1,501     2.
3.   Securities issued by states and political subdivisions in the U.S. (3)         3383          0     3.
4.   a.  Other debt securities (3)                                                  3647          0     4.a
     b.  Equity securities (4) (includes investments in mutual funds and Federal
         Reserve stock)                                                             3648      3,258     4.b
5.   Federal funds sold and securities purchased under agreements to resell         3365          0     5.
6.   Total Loans (2):
     a.  Real estate loans                                                          3286          0     6.a
     b.  Installment loans                                                          3287          0     6.b
     c.  Credit cards and related plans                                             3288          0     6.c
     d.  Commercial (time and demand) and all other loans                           3289          0     6.d
7.   Trading assets                                                                 3401          0     7.
8.   Lease financing receivables (net of unearned income)                           3484          0     8.
9.   Total assets (5)                                                               3368    113,592     9.

LIABILITIES
10.  Interest-bearing transaction accounts (NOW accounts, ATS accounts, and
     telephone and preauthorized transfer accounts) (exclude demand deposits)       3485          0     10.
11.  Nontransaction accounts:
     a.  Money market deposit accounts (MMDAs)                                      3486          0     11.a
     b.  Other savings deposits                                                     3487          0     11.b
     c.  Time deposits of $100,000 or more                                          A514          0     11.c
     d.  Time deposits of less than $100,000                                        A529          0     11.d
12.  Federal funds purchased and securities sold under agreements to
     repurchase                                                                     3353          0     12.
13.  Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases                                                       3355          0     13.

Memorandum                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
1.   To be completed by banks with loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans.
     Agricultural loans (2) included in items 6.a through 6.d above                 3379          0     M.1

______________________
(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2)  See instructions for loan classifications used in this schedule.
(3) Quarterly averages for all debt securities should be based on amortized cost.
(4) Quarterly averages for all equity securities should be based on historical cost.
(5) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

U.S. Bank Trust National Association         Call Date: 09/30/1998    ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-12
Seattle, WA 98101                            Vendor ID: D             CERT: 33804
Transit Number: 91000020

                                                                      20
Schedule RC-L - Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.
                                                                            C260

                                                                      Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------
1.   Unused commitments:                                                        RCON
     a.  Revolving, open-end lines secured by 1-4 family residential            ----
         properties, e.g., home equity lines                                    3814   0   1.a
     b.  Credit card lines                                                      3815   0   1.b
     c.  Commercial real estate, construction, and land development:
         (1)  Commitments to fund loans secured by real estate                  3816   0   1.c.1
         (2)  Commitments to fund loans not secured by real estate              6550   0   1.c.2
     d.  Securities underwriting                                                3817   0   1.d
     e.  Other unused commitments                                               3818   0   1.e
2.   Financial standby letters of credit                   RCON                 3819   0   2.
     a.  Amount of financial standby letters of credit     ----
         conveyed to others                                3820     0                      2.a
3.   Performance standby letters of credit                 RCON                 3821   0   3.
     a.  Amount of performance standby letters of          ----
         credit conveyed to others                         3822     0                      3.a
4.   Commercial and similar letters of credit                                   3411   0   4.
5.   Participations in acceptances (as described in the instructions)
     conveyed to others by the reporting bank                                   3428   0   5.
6.   Participations in acceptances (as described in the instructions)
     acquired by the reporting (nonaccepting) bank                              3429   0   6.
7.   Securities borrowed                                                        3432   0   7.
8.   Securities lent (including customers' securities lent where the
     customer is indemnified against loss by the reporting bank)                3433   0   8.
9.   Financial assets transferred with recourse that have been treated as sold for Call Report purpose:
     a.  First lien 1-to-4 family residential mortgage loans:
         (1)  Outstanding principal balance of mortgages transferred as
              of the report date                                                A521   0   9.a.1
         (2)  Amount of recourse exposure on these mortgages as of the
              report date                                                       A522   0   9.a.2
     b.  Other financial assets (excluding small business obligations reported in item 9c):
         (1)  Outstanding principal balance of assets transferred as of
              the report date                                                   A523   0   9.b.1
         (2)  Amount of recourse exposure on these assets as of the
              report date                                                       A524   0   9.b.2
     c.  Small business obligations transferred with recourse under
         Section 208 of the Riegle Community Development and Regulatory
         Improvement Act of 1994:
         (1)  Outstanding principal balance of small business obligations
              transferred as of the report date                                 A249   0   9.c.1
         (2)  Amount of retained recourse on these obligations as of the
              report date                                                       A250   0   9.c.2
10.  Notional amount of credit derivatives:
     a.  Credit derivatives on which the reporting bank is the guarantor        A534   0   10.a
     b.  Credit derivatives on which the reporting bank is the beneficiary      A535   0   10.b
11.  Spot foreign exchange contracts                                            8765   0   11.
12.  All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and describe each component of this item over
     25% of Schedule RC, item 28, "Total equity capital")                       3430   0   12.
         TEXT               RCON
         ----               ----
     a.  3555:              3555  N/A                                                      12.a
     b.  3556:              3556  0                                                        12.b
     c.  3557:              3557  N/A                                                      12.c
     d.  3558:              3558  N/A                                                      12.d

U.S. Bank Trust National Association         Call Date: 09/30/1998    ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-13
Seattle, WA 98101                            Vendor ID: D             CERT: 33804
Transit Number: 91000020

                                                                      21
Schedule RC-L - Continued

                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
13.  All other off-balance sheet assets (exclude off-balance sheet derivatives) (itemize and describe each component of this item over
     25% of Schedule RC, item 28, "Total equity capital")                            5591         0       13.
     TEXT                                                                    RCON
     ----                                                                    ----
     a.  5592:                                                               5592     N/A                 13.a
     b.  5593:                                                               5593     N/A                 13.b
     c.  5594:                                                               5594     N/A                 13.c
     d.  5595:                                                               5595     N/A                 13.d

                                                                            C261

                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
                                                  (Column A)    (Column B)     (Column C)   (Column D)
                                                   Interest       Foreign        Equity     Commodity
Off-Balance Sheet Derivatives Position               Rate         Exchange     Derivative   And Other
Indicators                                        Contracts      Contracts     Contracts    Contracts
------------------------------------------------------------------------------------------------------------
                                                  RCON          RCON           RCON         RCON
                                                  ----          ----           ----         ----
14.  Gross amounts (e.g., notional
     amounts)(for each column, sum of
     item 14.a through 14.e must equal
     sum of items 15, 16.a, and 16.b):
     a.  Futures contracts                        8693    0     8694   0       8695    0    8696   0   14.a
     b.  Forward contracts                        8697    0     8698   0       8699    0    8700   0   14.b
     c.  Exchange-traded option contracts:
         (1)  Written options                     8701    0     8702   0       8703    0    8704   0   14.c1
         (2)  Purchased options                   8705    0     8706   0       8707    0    8708   0   14.c2
     d.  Over-the-counter option contracts:
         (1)  Written options                     8709    0     8710   0       8711    0    8712   0   14.d1
         (2)  Purchased options                   8713    0     8714   0       8715    0    8716   0   14.d2
     e.  Swaps                                    3450    0     3826   0       8719    0    8720   0   14.e
15.  Total gross notional amount of
     derivative contracts held for trading:       A126    0     A127   0       8723    0    8724   0   15.
16.  Total gross notional amount of
     derivative contracts held for purposes
     other than trading:
     a.  Contracts marked to market               8725    0     8726   0       8727    0    8728   0   16.a
     b.  Contracts not marked to market           8729    0     8730   0       8731    0    8732   0   16.b
     c.  Interest rate swaps where the bank
         has agreed to pay a fixed rate           A589    0                                            16.c
17.  Gross fair value of derivative contracts:
     a.  Contracts held for trading:
         (1)  Gross positive fair value           8733    0     8734   0       8735    0    8736   0   17.a1
         (2)  Gross negative fair value           8737    0     8738   0       8739    0    8740   0   17.a2
     b.  Contracts held for purposes other than
         trading that are marked to market:
         (1)  Gross positive fair value           8741    0     8742   0       8743    0    8744   0   17.b1
         (2)  Gross negative fair value           8745    0     8746   0       8747    0    8748   0   17.b2
     c.  Contracts held for purposes other than
         trading that are not marked to market:
         (1)  Gross positive fair value           8749    0     8750   0       8751    0    8752   0   17.c1
         (2)  Gross negative fair value           8753    0     8754   0       8755    0    8756   0   17.c2

U.S. Bank Trust National Association         Call Date: 09/30/1998    ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-14
Seattle, WA 98101                            Vendor ID: D             CERT: 33804
Transit Number: 91000020

                                                                      22
Schedule RC-L - Continued

Memoranda

                                                                           Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------
1-2. Not applicable.
3.   Unused commitments with an original maturity exceeding one year that are reported in Schedule RC-L, items 1.a through 1.e, above (report only the
     unused portions of commitments that are fee paid or otherwise legally binding)    3833   0   M.3
                                                               RCON
     a.  Participations in commitments with an original        ----
         maturity exceeding one year conveyed to others        3834     0                         M.3.a

Schedule RC-M - Memoranda
                                                                            C265

                                                                                  Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
1.  Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the
    report date:                                                                        RCON
    a.  Aggregate amount of all extensions of credit to all executive officers,         ----
        directors, principal shareholders and their related interests                   6164        0   1.a
    b.  Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of
        credit by the reporting bank (including extensions of
        credit to related interests) equals or exceeds the       RCON   Number
        lesser of $ 500,000 or 5 percent of total capital as     ----   ------
        defined for this purpose in agency regulations           6165   0                               1.b
2.  Federal funds sold and securities purchased under agreements to resell with
    U.S. branches and agencies of foreign banks (1) (included in Schedule RC, item 3)   3405        0   2.
3.  Not applicable.
4.  Outstanding principal balance of 1-4 family residential mortgage loans serviced for others (include both retained servicing and purchased servicing):
    a.  Mortgages serviced under a GNMA contract                                        5500        0   4.a
    b.  Mortgages serviced under a FHLMC contract:
        (1)  Serviced with recourse to servicer                                         5501        0   4.b.1
        (2)  Serviced without recourse to servicer                                      5502        0   4.b.2
    c.  Mortgages serviced under a FNMA contract:
        (1)  Serviced under a regular option contract                                   5503        0   4.c.1
        (2)  Serviced under a special option contract                                   5504        0   4.c.2
    d.  Mortgages serviced under other servicing contracts                              5505        0   4.d
5.  Not applicable.
6.  Intangible assets:
    a.  Mortgage servicing rights                                                       3164        0   6.a
        (1)  Estimated fair value of mortgage servicing assets                          A590        0   6.a.1
    b.  Other identifiable intangible assets:
        (1)  Purchased credit card relationships                                        5506        0   6.b.1
        (2)  All other identifiable intangible assets                                   5507   18,261   6.b.2
    c.  Goodwill                                                                        3163      185   6.c
    d.  Total (sum of items 6.a, 6.b.1, 6.b.2 and 6.c (must equal Schedule RC,
        item 10)                                                                        2143   18,446   6.d
    e.  Amount of intangible assets (included in item 6.b.(2) above) that have been grandfathered or are otherwise qualifying for regulatory capital
        purposes                                                                        6442        0   6.e
7.  Mandatory convertible debt, net of common or perpetual preferred stock
    dedicated to redeem the debt                                                        3295        0   7.

_______________
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

U.S. Bank Trust National Association         Call Date: 09/30/1998    ST-BK: 53-0836       FFIEC 033
Two Union Sq, 601 Union St, Ste 2120                                                       Page RC-15
Seattle, WA 98101                            Vendor ID: D             CERT: 33804
Transit Number: 91000020

                                                                      23
Schedule RC-M - Continued

                                                                                         Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
8.   a.  Other real estate owned:                                                             RCON
                                                                                              ----
         (1)  Direct and indirect investments in real estate ventures                         5372     0   8.a.1
         (2)  All other real estate owned:
              (a)  Construction and land development                                          5508     0   8.a.2a
              (b)  Farmland                                                                   5509     0   8.a.2b
              (c)  1-4 family residential properties                                          5510     0   8.a.2c
              (d)  Multifamily (5 or more) residential properties                             5511     0   8.a.2d
              (e)  Nonfarm nonresidential properties                                          5512     0   8.a.2e
         (3)  Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7)       2150     0   8.a.3
     b.  Investments in unconsolidated subsidiaries and associated companies:
         (1)  Direct and indirect investments in real estate ventures                         5374     0   8.b.1
         (2)  All other investments in unconsolidated subsidiaries and associated companies   5375     0   8.b.2
         (3)  Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8)       2130     0   8.b.3
9.   Noncumulative perpetual preferred stock and related surplus included in Schedule RC,
     item 23, "Perpetual preferred stock and related surplus"                                 3778     0   9.
10.  Mutual fund and annuity sales during the quarter (include proprietary, private label, and third party products):
     a.  Money market funds                                                                   6441     0   10.a
     b.  Equity securities funds                                                              8427     0   10.b
     c.  Debt securities funds                                                                8428     0   10.c
     d.  Other mutual funds                                                                   8429     0   10.d
     e.  Annuities                                                                            8430     0   10.e
     f.  Sales of proprietary mutual funds and annuities (included in items 10.a through
         10.e above)                                                                          8784     0   10.f
11.  Net unamortized realized deferred gains (losses) on off-balance sheet derivative         A525     0   11.
     contracts included in assets and liabilities reported in Schedule RC
12.  Amount of assets netted against nondeposit liabilities on the balance sheet              A526     0   12.
     (Schedule RC) in accordance with generally accepted accounting principles (1)
13.  Outstanding principal balance of loans other than 1-4 family residential mortgage loans that are serviced for others (to be completed if this balance is more than
     $10 million and exceeds ten percent of total assets)                                     A591     0   13.

Memorandum

                                                                                         Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
1.  Reciprocal holdings of banking organizations' capital instruments (to be completed        3836   N/A   M.1.
    for the December report only)

_______________
(1) Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred-tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions

U.S. Bank Trust National Association           Call Date: 09/30/1998      ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120
Seattle, WA 98101                              Vendor ID: D               CERT: 33804            Page RC-16

Transit Number: 91000020

                                                            24

Schedule RC-N - Past Due and Nonaccrual Loans (1), Leases, and Other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 7, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                            (Column A)                (Column B)              (Column C)
                                                      Past due 30 through 89      Past due 90 days or         Nonaccrual
                                                      days and still accruing   more and still accruing
                                                      -----------------------   -----------------------   -------------------
                                                          RCON                    RCON                    RCON
                                                          ----                    ----                    ----
1.  Real estate loans                                     1210       0            1211         0          1212     0      1.
2.  Installment loans                                     1214       0            1215         0          1216     0      2.
3.  Credit cards and related plans                        1218       0            1219         0          1220     0      3.
4.  Commercial (time and demand) and all other
    loans                                                 1222       0            1223         0          1224     0      4.
5.  Lease financing receivables                           1226       0            1227         0          1228     0      5.
6.  Debt securities and other assets (exclude
    other real estate owned and other repossessed
    assets)                                               3505       0            3506         0          3507     0      6.
=============================================================================================================================
Amounts reported in items 1 through 5 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 7 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 5.
                                                          RCON                    RCON                    RCON
                                                          ----                    ----                    ----
7.  Loans and leases reported in items 1 through 5
    above which are wholly or partially guaranteed
    by the U.S. Government                                5612       0            5613         0          5614     0      7.
    a.  Guaranteed portion of loans and leases            5615       0            5616         0          5617     0      7.a
        included in item 7 above
Memoranda                                                                                                                C273
                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                          RCON                    RCON                    RCON
                                                          ----                    ----                    ----
1.  Restructured loans and leases included in
    Schedule RC-N, items 1 through 5, above (and not
    reported in Schedule RC-C, Memorandum item 2)         1658       0            1659         0          1661   0      M.1
2.  To be completed by banks with loans to finance
    agricultural production and other loans to
    farmers (Schedule RC-C, part I, item 3) exceeding
    five percent of total loans:
    Agricultural loans included in Schedule RC-N,
    items 1 through 4, above                              1230       N/A          1231         N/A        1232   N/A    M.2
3.  Loans to finance commercial real estate,
    construction, and land development activities
    (not secured by real estate) included in Schedule
    RC-N, items 2 through 4, above                        5421       0            5422         0          5423   0      M.3
4.  Real estate loans (sum of Memorandum items 4.a
    through 4.e must equal Schedule RC-N, Item 1,
    above):
    a.  Construction and land development                 5424       0            5425         0          5426   0      M.4a
    b.  Secured by farmland                               5427       0            5428         0          5429   0      M.4b
    c.  Secured by 1-4 family residential properties:
        (1)  Revolving, open-end loans secured by 1-4
             family residential properties and extended
             under lines of credit                        5430       0            5431         0          5432   0      M.4c1
        (2)  All other loans secured by 1-4 family
             residential properties                       5433       0            5434         0          5435   0      M.4c2
    d.  Secured by multifamily (5 or more)
        residential properties                            5436       0            5437         0          5438   0      M.4d
    e.  Secured by nonfarm nonresidential properties      5439       0            5440         0          5441   0      M.4e

_______________
(1) See instructions for loan classifications used in this schedule.

U.S. Bank Trust National Association           Call Date: 09/30/1998      ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120
Seattle, WA 98101                              Vendor ID: D               CERT: 33804            Page RC-17

Transit Number: 91000020

                                                            25

Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments
                                                                           C275

                                                                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
1.  Unposted debits (see instructions):                                                                 RCON
                                                                                                        ----
    a.  Actual amount of all unposted debits                                                            0030         0   1.a
        OR
    b.  Separate amount of unposted debits:
        (1)  Actual amount of unposted debits to demand deposits                                        0031   N/A       1.b.1
        (2)  Actual amount of unposted debits to time and savings deposits (1)                          0032   N/A       1.b.2
2.  Unposted credits (see instructions):
    a.  Actual amount of all unposted credits                                                           3510         0   2.a
        OR
    b.  Separate amount of unposted credits:
        (1)  Actual amount of unposted credits to demand deposits                                       3512   N/A       2.b.1
        (2)  Actual amount of unposted credits to time and savings deposits (1)                         3514   N/A       2.b.2
3.  Uninvested trust funds (cash) held in bank's own trust department (not included in total
    deposits)                                                                                           3520         0   3.
4.  Deposits of consolidated subsidiaries (not included in total deposits):
    a.  Demand deposits of consolidated subsidiaries                                                    2211         0   4.a
    b.  Time and savings deposits (1) of consolidated subsidiaries                                      2351         0   4.b
    c.  Interest accrued and unpaid on deposits of consolidated subsidiaries                            5514         0   4.c
5.  Not applicable.
6.  Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
    a.  Amount reflected in demand deposits (included in Schedule RC-E, Memorandum item 4.a)            2314         0   6.a
    b.  Amount reflected in time and savings deposits (1) (included in Schedule RC-E, Memorandum
        item 4.b)                                                                                       2315         0   6.b
7.  Unamortized premiums and discounts on time and savings deposits: (1,2)
    a.  Unamortized premiums                                                                            5516         0   7.a
    b.  Unamortized discounts                                                                           5517         0   7.b
8.  The be completed by banks with "Oaker deposits."
    a.  Deposits purchased or acquired from other FDIC-insured institutions during the quarter:
        (1)  Total deposits purchased or acquired from other FDIC-insured institutions during the
             quarter                                                                                    A531   N/A       8.a.1
        (2)  Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members
             report deposits attributable to BIF)                                                       A532   N/A       8.a.2
    b.  Total deposits sold or transferred during the quarter                                           A533   N/A       8.b

_______________
(1) For FDIC insurance and FICO assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.
(2)  Exclude core deposit intangibles.

--------------------------------------------------------------------------------
                                                                            C277

Person to whom questions about the Reports of Condition and Income should be directed:

Janice Decker, Accountant III                      651-205-2024
--------------------------------------------------------------------------------
Name and Title (TEXT 8901)     Tel: Area code/phone number/extension (TEXT 8902)

                                                                      YES    NO
Even though Call Reports must be filed electronically, send    ----          --
my bank a sample set of paper Call Report forms for next       9117          NO
quarter:

                                                   651-205-3008
                               -------------------------------------------------
                                      Fax: Area Code/phone number (TEXT 9116)

U.S. Bank Trust National Association           Call Date: 09/30/1998      ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120
Seattle, WA 98101                              Vendor ID: D               CERT: 33804            Page RC-18

Transit Number: 91000020

                                                            26

Schedule RC-O - Continued

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 RCON
                                                                                                                 ----
9.   Deposits in lifeline accounts                                                                               5596        9.
10.  Benefit-responsive "Depository Institution Investment Contracts" (included in total deposits)               8432   0    10.
11.  Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
     a.  Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in
         Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule
         RC-E had been reported on a net basis                                                                   8785   0    11.a
     b.  Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in
         Schedule RC-E had been reported on a gross basis                                                        A181   0    11.b
     c.  Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and
         U.S. territories and possessions in Schedule RC-E                                                       A182   0    11.c
12.  Amount of assets netted against deposit liabilities on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
     a.  Amounts netted against demand deposits                                                                  A527   0    12.a
     b.  Amounts netted against time and savings deposits                                                        A528   0    12.a

Memoranda
(To be completed each quarter except as noted)                                                           Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
1.   Total deposits of the bank
     (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):                  RCON
     a.  Deposit accounts of $100,000 or less:                                                         ----
         (1)  Amount of deposit accounts of $100,000 or less                                           2702         0         M.1.a1

         (2)  Number of deposit accounts of $100,000 or less                     RCON    Number
              (to be completed for the June report only)                         ----    ------
                                                                                 3779    N/A                                  M.1.a2

     b.  Deposit accounts of more than $100,000:
         (1)  Amount of deposit accounts of more than $100,000                                         2710         0         M.1.b1

         (2)  Number of deposit accounts of more than $100,000                   RCON    Number
                                                                                 ----    ------
                                                                                 2722    0                                    M.1.b2

2.   Estimated amount of uninsured deposits of the bank:
     a.  An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item
         1.b.(1) above.
                                                                                         RCON          YES         NO
                                                                                         ----          ---         --
         Indicate in the appropriate box at right whether your bank has a method or procedure for determining a better estimate of uninsured deposits than the
         estimate described above                                                        6861               N/A               M.2.a
     b.  If the box marked YES has been checked, report the estimate of uninsured
         deposits determined by using your bank's method or procedure                    5597               N/A               M.2.b
3.   Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report or
     Thrift Financial Report?                                                                           FDIC Cert No
     If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
     TEXTA545:                                                                           A545               N/A               M.3

U.S. Bank Trust National Association           Call Date: 09/30/1998      ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120
Seattle, WA 98101                              Vendor ID: D               CERT: 33804            Page RC-19

Transit Number: 91000020

                                                            27

Schedule RC-R - Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1997, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.
                                                                            C280

1.  Test for determining the extent to which Schedule RC-R must be completed.  To          RCON     YES     NO
    be completed only by banks with total assets of less than $1 billion.  Indicate in     ----     ---     --
    the appropriate box at the right whether the bank has total capital greater than       6056     X           1.
    or equal to eight percent of adjusted total assets

        For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S.
    Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
        If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below.  If the box marked NO has been checked, the bank must complete the remainder of this schedule.
        A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
NOTE: All banks are required to complete items 2 and 3                            (Column A)                         (Column B)
below.  See optional worksheet for items 3.a through 3.f.                    Subordinated Debt (1)
                                                                             and Intermediate Term               Other Limited-Life
                                                                                Preferred Stock                  Capital Instruments
                                                                             ---------------------               -------------------
2.  Portion of qualifying limited-life capital instruments (original weighted average maturity of      RCON
    at least five years) that is includible in Tier 2 capital:                                         ----
    a.  Subordinated debt (1) and intermediate term preferred stock                                    A515            0   2.a
    b.  Other limited-life capital instruments                                                         A516            0   2.b
3.  Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses consistent with applicable capital standards):
    a.  1.  Tier 1 capital                                                                             8274       91,025   3.a.1
        2.  Tier 2 capital                                                                             8275            0   3.a.2
        3.  Not applicable
    b.  Total risk-based capital                                                                       3792       91,025   3.b
    c.  Excess allowance for loan and lease losses (amount that exceeds 1.25% of gross risk-
        weighted assets)                                                                               A222            0   3.c
    d.  1.  Net risk-weighted assets (gross risk-weighted assets less excess allowance reported
            in item 3.c above and all other deductions)                                                A223       20,373   3.d.1
        2.  Not applicable
    e.  Maximum contractual dollar amount of recourse exposure in low level recourse transactions
        (to be completed only if bank uses the "direct reduction method" to report these
        transactions in Schedule RC-R)                                                                 1727            0   3.e
    f.  "Average total assets" (quarterly average reported in Schedule RC-K, less all assets
        deducted from Tier 1 capital) (2)                                                              A224       94,703   3.f

Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered NO to item 1 above and by banks with total assets of $1 billion or more.

                                                                    -------------------------------------------------------
                                                                           (Column A)                   (Column B)
                                                                    Assets Recorded on the      Credit Equivalent Amount
                                                                         Balance Sheet       of Off-Balance Sheet Items (3)
                                                                         -------------       ------------------------------
                                                                    RCON                     RCON
                                                                    ----                     ----
4.  Assets and credit equivalent amounts of off-balance sheet items assigned to the Zero percent risk category:
    a.  Assets recorded on the balance sheet                        5163        4,835                                  4.a
    b.  Credit equivalent amount of off-balance sheet items                                  3796           N/A        4.b

_______________
(1)  Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2)  Do not deduct excess allowance for loan and lease losses.
(3) Do not report in column B the risk-weighted amount of assets reported in column A.

U.S. Bank Trust National Association           Call Date: 09/30/1998      ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120
Seattle, WA 98101                              Vendor ID: D               CERT: 33804            Page RC-20

Transit Number: 91000020

                                                            28

Schedule RC-R - Continued

                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                                                          (Column A)                   (Column B)
                                                                    Assets Recorded on the      Credit Equivalent Amount
                                                                        Balance Sheet        of Off-Balance Sheet Items (1)
                                                                        -------------        ------------------------------
                                                                      RCON                     RCON
                                                                    --------                 --------
5.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 20 percent risk category:
    a.  Assets recorded on the balance sheet                          5165        87,979                              5.a
    b.  Credit equivalent amount of off-balance sheet items                                    3801        N/A        5.b
6.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
    a.  Assets recorded on the balance sheet                          3802           N/A                              6.a
    b.  Credit equivalent amount of off-balance sheet items                                    3803        N/A        6.b
7.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
    a.  Assets recorded on the balance sheet                          3804         2,777                              7.a
    b.  Credit equivalent amount of off-balance sheet items                                    3805        N/A        7.b
8.  On-balance sheet asset values excluded from and deducted in       3806        18,889                              8.
    the calculation of the risk-based capital ratio (2)
9.  Total assets recorded on the balance sheet (sum of items          3807       114,480                              9.
    4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal Schedule RC, item 12 plus items 4.b and 4.c)

Memoranda

                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
                                                                                                       RCON
1.  Current credit exposure across all off-balance sheet derivative contracts covered by the           ----
    risk-based capital standards                                                                       8764   N/A   M.1.

                                                              With a remaining maturity of
                                                    (Column A)          (Column B)         (Column C)
                                                                      Over one year
                                                 One year or less   through five years   Over five years
                                                 ----------------   ------------------   ---------------
2.  Notional principal amounts of off-balance      RCON               RCON                 RCON
    sheet derivative contracts: (3)              --------           --------             --------
    a.  Interest rate contracts                    3809     N/A       8766       N/A       8767     N/A    M.2a
    b.  Foreign exchange contracts                 3812     N/A       8769       N/A       8770     N/A    M.2b
    c.  Gold contracts                             8771     N/A       8772       N/A       8773     N/A    M.2c
    d.  Other precious metals contracts            8774     N/A       8775       N/A       8776     N/A    M.2d
    e.  Other commodity contracts                  8777     N/A       8778       N/A       8779     N/A    M.2e
    f.  Equity derivative contracts                A000     N/A       A001       N/A       A002     N/A    M.2f

_______________
(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

U.S. Bank Trust National Association           Call Date: 09/30/1998      ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120
Seattle, WA 98101                              Vendor ID: D               CERT: 33804            Page RC-21

Transit Number: 91000020

              Optional Narrative Statement Concerning the Amounts
                Reported in the Reports of Condition and Income
                   at close of business on September 30, 1998


U.S. Bank Trust National Association      Seattle              WA
---------------------------------------   ------------------   -----------------
Legal Title of Bank                       City                 State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

---------------------------------------   --------------------------------------
                                                                      C271  C272


No comment:      X        (RCON 6979)
BANK MANAGEMENT STATEMENT (please type or print clearly) (TEXT 6980):


                                          ______________________________________
                                          Signature of Executive Officer of Bank


                                          ______________________________________
                                          Date of Signature

U.S. Bank Trust National Association           Call Date: 09/30/1998      ST-BK: 53-0836         FFIEC 033
Two Union Sq, 601 Union St, Ste 2120
Seattle, WA 98101                              Vendor ID: D               CERT: 33804            Page RC-22

Transit Number: 91000020

                                                            30

                   THIS PAGE IS TO BE COMPLETED BY ALL BANKS


--------------------------------------------------------------------------------
                                         OMB No. For OCC:              1557-0081
                                         OMB No. For FDIC:             3064-0052
                                         OMB No. For Federal Reserve:  7100-0036
                                         Expiration Date:             03/31/2001

                                        SPECIAL REPORT
                                 (Dollar Amounts in Thousands)

                 CLOSE OF BUSINESS DATE:    FDIC Certificate Number:
                   September 30, 1998                33804                  C700
--------------------------------------------------------------------------------

LOANS TO EXECUTIVE OFFICERS (complete as of each Call Report Date)

--------------------------------------------------------------------------------

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all Loans or other extensions of credit to its executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

--------------------------------------------------------------------------------

                                                                                        RCON
                                                                                        ----
a.  Number of Loans made to executive officers since the previous Call Report date      3561         NONE             a.
b.  Total dollar amount of above loans (in thousands of dollars)                        3562         0                b.
c.  Range of interest charged on above loans (example: 9-3/4% = 9.75%)                  7701/7702.   0.00% to 0.00%   c.

--------------------------------------------------------------------------------

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO            DATE (Month, Day, Year):
SIGN REPORT:

/s/ Signed, Vice President                              10/24/98

--------------------------------------------------------------------------------
FDIC 8040/53 (3-98)